Press Release Source:     Email Real Estate. Com, Inc.


Email Real Estate.com, Inc. (OTC-BB EMLR) announces merger signing, new management and change of control.


Email Real Estate.com, Inc. (OTCBB: AVHC) CEO Dan O'Meara, of Castle Rock, Colorado announced today that EMLR has signed a definitive merger agreement with Hudson Health Sciences, Inc., a Delaware corporation based in San Francisco, California. Hudson Health Sciences (www.Hudson-Health.com) is a biotech company concentrating on cancer
research.   The merger will result in a change in control of the
company, a name change and a change of direction for the company. A full description of the transaction can be viewed at www.freeedgar.com under the Company name or trading symbol.


Email Real Estate.com, Inc.
Contact Dan O'Meara, President
Tel: 303-257-7800


{212015.0001/N0472365_1}